UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

X	⁭Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
X	⁭Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 1, 2011, PHC, Inc., a Massachusetts corporation (“PHC”), completed its previously announced acquisition of MeadowWood Behavioral Health, a behavioral health facility located in New Castle, Delaware (“MeadowWood”) from Universal Health Services, Inc. (the “Seller”) pursuant to the terms of an Asset Purchase Agreement, dated as of March 15, 2011, between PHC and the Seller (the “Purchase Agreement”).  In accordance with the Purchase Agreement, PHC MeadowWood, Inc., a Delaware corporation and subsidiary of PHC (“PHC MeadowWood”) acquired substantially all of the operating assets (other than cash) and assumed certain liabilities associated with MeadowWood.  The purchase price was $21,500,000, and is subject to a working capital adjustment.  At closing, PHC MeadowWood hired Seller’s employees currently employed at MeadowWood and assumed certain obligations with respect to those transferred employees.  Also at closing, PHC MeadowWood and the Seller entered into a transition services agreement to facilitate the transition of the business.

    The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which was attached as Exhibit 10.31 to PHC’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 18, 2011, and incorporated herein by reference.

    PHC issued a press release on July 5, 2011 announcing the closing under the Purchase Agreement.  A copy of the press release is attached as an exhibit to this report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2011 (the “Closing Date”), and concurrently with the closing under the Purchase Agreement, PHC and its subsidiaries entered into a Credit Agreement with the lenders party thereto (the “Lenders”), Jefferies Finance LLC, as administrative agent, arranger, book manager, collateral agent, and documentation agent for the Lenders, and as syndication agent and swingline lender, and Jefferies Group, Inc., as issuing bank (the “Credit Agreement”).  The terms of the Credit Agreement provide for (i) a $23,500,000 senior secured term loan facility (the “Term Loan Facility”) and (ii) up to $3,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”), both of which were fully borrowed on the Closing Date in order to finance the MeadowWood purchase, to pay off PHC’s existing loan facility with CapitalSource Finance LLC, for miscellaneous costs, fees and expenses related to the Credit Agreement and the MeadowWood purchase, and for general working capital purposes. The Term Loan Facility and Revolving Credit Facility mature on July 1, 2014, and 0.25% of the principal amount of the Term Loan Facility will be required to be repaid each quarter during the term.  PHC’s current and future subsidiaries are required to jointly and severally guarantee PHC’s obligations under the Credit Agreement, and PHC and its subsidiaries’ obligations under the Credit Agreement are secured by substantially all of their assets.

The Term Loan Facility and the Revolving Credit Facility bear interest, at the option of PHC, at (a) the Adjusted LIBOR Rate (will in no event be less than 1.75%) plus the Applicable Margin (as defined below) or (b) the highest of (x) the U.S. prime rate, (y) the Federal Funds Effective Rate plus 0.50% and (z) the Adjusted LIBOR Rate plus 1% per annum (the “Alternate Base Rate”), plus the Applicable Margin.  The “Applicable Margin” shall mean 5.5% per annum, in the case of Eurodollar loans, and 4.5% per annum, in the case of Alternate Base Rate loans.

    The Credit Agreement permits optional prepayments of the Term Loan Facility and the Revolving Credit Facility at any time without premium or penalty.  PHC is required to make mandatory prepayments of amounts outstanding under the Credit Agreement with: (i) 100% of the net proceeds received from certain sales or other dispositions of all or any part of PHC’s and its subsidiaries’ assets, (ii) 100% of the net proceeds received by PHC or any of its subsidiaries from the issuance of certain debt or preferred stock, (iii) 100% of the net proceeds of the sale of certain equity, (iv) 100% of extraordinary receipts, (v) 100% of certain casualty and condemnation proceeds received by PHC or any of its subsidiaries, and (vi) 75% of PHC’s consolidated excess cash flow.

The Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities, including a capital expenditures limitation of $3,800,000 for each fiscal year during the term and a requirement for PHC to maintain a minimum consolidated EBITDA, which increases during the term.  In addition, PHC must maintain (i) a maximum total leverage ratio, which decreases during the term from 4.00 to 1.0 for the period ended September 30, 2011 to 1.50 to 1.0 for the period ended September 30, 2014 and (ii) a minimum consolidated fixed cover charge ratio, which increases during the term from 1.25 to 1.0 for the period ended September 30, 2011 to 2.25 to 1.0 for the period ended June 30, 2014 and 2.00 to 1.0 for the period ended September 30, 2014.  In addition, no later than the 180th day after the Closing Date, PHC must enter into, and for a minimum of 18 months thereafter maintain, hedging agreements that result in at least 50% of the aggregate principal amount of the Term Loan Facility being effectively subject to a fixed or maximum interest rate acceptable to the administrative agent.

The Credit Agreement contains customary events of default, including payment defaults, making of a materially false or misleading representation or warranty, covenant defaults, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain material events under ERISA, material judgments, loss of Lenders’ lien priority, exclusion from a medical reimbursement program and a change of control.  Upon an event of default, the administrative agent, at the request of the Lenders, is entitled to take various actions, including terminate the commitments to make the Term Loan Facility and Revolving Credit Facility available to PHC, accelerate the amounts due under the Credit Agreement and the other loan documents, and pursue any other rights or remedies available under applicable law.

The applicable interest rates will be subject to increase in certain circumstances. PHC paid certain fees in connection with the closing and will be required to pay certain additional fees in connection with the maintenance and administration of the loans, including a $100,000 per year administration fee, a duration fee that increases the longer the Term Loan Facility and the Revolving Credit Facility remain outstanding, and all reasonable costs and expenses incurred by the arranger, administrative agent, collateral agent, issuing bank and swingline lender with respect to the Term Loan Facility and the Revolving Credit Facility.

Additional Information

On May 24, 2011, PHC announced that it has entered into a definitive merger agreement with Acadia Healthcare Company, Inc. (“Acadia”).  Acadia operates a network of 19 behavioral health facilities with more than 1,700 beds in 13 states.  Consummation of the transaction is subject to various conditions, including approval of the stockholders of PHC.  The transaction is expected to be completed in late summer of 2011.

In connection with the proposed transaction, Acadia will file with the SEC a registration statement that contains PHC’s proxy statement that also will constitute an Acadia prospectus.  PHC STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THE PROXY STATEMENT/PROSPECTUS) REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. PHC’s stockholders and other investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about PHC and Acadia, without charge, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to PHC, Inc., 200 Lake Street, Suite 102, Peabody, MA  01960, Attention: Investor Relations, Telephone: (978) 536-2777.  WHEN IT BECOMES AVAILABLE, READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Participants in the Solicitation

PHC and its directors and executive officers and Acadia and its directors and executive officers may be deemed to be participants in the solicitation of proxies from PHC’s stockholders in connection with the proposed transaction.  Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus of PHC and Acadia referred to above.  Additional information regarding PHC’s directors and executive officers is also included in PHC’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 27, 2010.  These documents are or will be available free of charge at the SEC’s web site (http://www.sec.gov) and from Investor Relations at PHC at the address described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired

    The consolidated balance sheets of HHC Delaware, Inc. and Subsidiary (the former owner and operator of MeadowWood) as of December 31, 2010 and 2009 (Predecessor) and as of March 31, 2011 (unaudited), and the consolidated statements of operations, changes in invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010, for the period from January 1, 2010 to November 15, 2010 (Predecessor), the year ended December 31, 2009 (Predecessor) and the three months ended March 31, 2011 (unaudited) and March 31, 2010 (Predecessor) (unaudited), and the notes thereto, are attached hereto as Exhibit 99.2.

(b)  Pro Forma Financial Information

The pro forma financial information required by this item will be filed in an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this report is required to be filed.

(d)  Exhibits

The following exhibits are being furnished herewith:

Exhibit No.                        Exhibit Description

23.1	Consent of Ernst & Young LLP
99.1	Press release, dated July 5, 2011
99.2
Consolidated balance sheets of HHC Delaware, Inc. and Subsidiary as of December 31, 2010 and 2009 (Predecessor) and as of March 31, 2011 (unaudited), and the consolidated statements of operations, changes in invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010, for the period from January 1, 2010 to November 15, 2010 (Predecessor), the year ended December 31, 2009 (Predecessor) and the three months ended March 31, 2011 (unaudited) and March 31, 2010 (Predecessor) (unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: July 8, 2011	By: /s/ Bruce A. Shear
Bruce A. Shear, President and
Chief Executive Officer

EXHIBIT INDEX

                   Exhibit No.              Exhibit Description

23.1	Consent of Ernst & Young LLP
99.1	Press release, dated July 5, 2011
99.2
Consolidated balance sheets of HHC Delaware, Inc. and Subsidiary as of December 31, 2010 and 2009 (Predecessor) and as of March 31, 2011 (unaudited), and the consolidated statements of operations, changes in invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010, for the period from January 1, 2010 to November 15, 2010 (Predecessor), the year ended December 31, 2009 (Predecessor) and the three months ended March 31, 2011 (unaudited) and March 31, 2010 (Predecessor) (unaudited)